UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 23, 2010

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code	678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of PRIMEDIA Inc. (the “Company”) approved supplemental grants under the Company’s 1992 Stock Purchase and Option Plan, as amended (the “Plan”), of performance-based restricted stock for the 2010 calendar year of the 2008–2010 Long-Term Incentive Plan to participants in such plan, including the following named executive officers of the Company: Dean Nelson (17,120 target shares), Charles Stubbs (37,638 target shares), Kim Payne (11,420 target shares), Arlene Mayfield (8,560 target shares), Jameson Clymer (4,280) and Keith Belknap (3,424 target shares). For each of these officers, the extent to which these restricted stock awards vest, if at all, is contingent upon the extent to which the Company achieves the applicable target EBITDA (as defined under the Company’s Executive Incentive Compensation Plan, an annual, performance-based cash incentive program) for the 2010 calendar year:

•	If the Company’s actual EBITDA for 2010 does not meet or exceed 90% of the target EBITDA for such year, then these restricted stock awards are forfeited.
•
If the Company’s actual EBITDA for 2010 is at least 90% of the target EBITDA for such year but is less than 100% of the target EBITDA for such year, then the shares of restricted stock will vest with respect to the target number of shares multiplied by the percentage that equals the sum of (i) 50% plus (ii) the product of that percentage determined by dividing the amount of EBITDA that exceeds 90% of targeted EBITDA by 10% of targeted EBITDA for the year multiplied by 50%.

•	If the Company’s actual EBITDA for 2010 meets or exceeds 100% of the target EBITDA for such year, then 100% of these restricted stock awards will vest.

Also on February 23, 2010, the Committee approved an additional grant of 138,500 shares of restricted stock under the Plan to Mr. Stubbs.  This grant vests as to 100% of the shares of restricted stock on December 31, 2013, so long as Mr. Stubbs remains employed by the Company through such date, or earlier upon the termination of Mr. Stubbs’ employment due to his death or Disability or for Good Reason by Mr. Stubbs (as such terms are defined in the Employment Agreement between the Company and Mr. Stubbs (the “Employment Agreement”), a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 99.2 to the Company’s Form 8-K dated April 21, 2008). The Committee also granted special cash awards to certain employees, including the following named executive officers of the Company: Dean Nelson ($60,060), Charles Stubbs ($132,045), Kim Payne ($15,015), Arlene Mayfield ($30,030), Jameson Clymer ($15,015) and Keith Belknap ($12,012).

Also on February 23, 2010, the Committee approved special grants of restricted stock under the Plan to certain employees, including the following named executive officers of the Company:  Dean Nelson (33,000 restricted shares), Charles Stubbs (72,552 restricted shares), Kim Payne (8,250 restricted shares), Arlene Mayfield (16,500 restricted shares), Jameson Clymer (8,250) and Keith Belknap (6,600 restricted shares). For each of these officers, the restricted stock awards vest with respect to one-half of the shares of Common Stock underlying the award on each of March 31, 2010 and March 31, 2011, so long as the officer remains employed by the Company through such date, subject to earlier vesting upon termination of employment due to death or disability.  In the case of the restricted stock award to Mr. Stubbs, the award is also subject to earlier vesting upon termination of Mr. Stubbs’ employment for Good Reason by Mr. Stubbs (as such term is defined in the Employment Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: February 26, 2010
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary